CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard World Fund of our reports dated October 15, 2020, relating to the financial statements and financial highlights, which appear in Vanguard FTSE Social Index Fund, Vanguard Mega Cap Index Fund, Vanguard Mega Cap Value Index Fund, Vanguard Mega Cap Growth Index Fund, Vanguard Extended Duration Treasury Index Fund, Vanguard Energy Index Fund, Vanguard Materials Index Fund, Vanguard Consumer Discretionary Index Fund, Vanguard Industrials Index Fund, Vanguard Consumer Staples Index Fund, Vanguard Health Care Index Fund, Vanguard Financials Index Fund, Vanguard Information Technology Index Fund, Vanguard Communication Services Index Fund and Vanguard Utilities Index Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2020, and our reports dated October 19, 2020, relating to the financial statements and financial highlights, which appear in Vanguard U.S. Growth Fund, Vanguard International Growth Fund, Vanguard Global Wellington Fund, Vanguard Global Wellesley Income Fund, Vanguard ESG U.S. Stock ETF and Vanguard ESG International Stock ETF’s Annual Reports on Form N-CSR for the year ended August 31, 2020. We also consent to the references to us under the heading “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 18, 2020